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                                                                      EXHIBIT 21


                LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                               December 31, 1999


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                                                       Organized Under    Percent of Voting
Company/(1)/                                           Laws of            Securities Owned/(2)/
-----------                                            -------            ---------------------
FMC Corporation                                        Delaware           Registrant
AABB Limited                                           England            100%
Direct Measurement Corporation                         Colorado           100%
Electro Quimica Mexicana, S.A. de C.V.                 Mexico             100%
FMC A/S                                                Denmark            100%
FMC Agroquimica de Mexico, S. de R.L. de C.V.          Mexico             100%
FMC Airline Equipment Europe, S.A.                     Spain              100%
FMC Argentina, Sociedad Anonyma, Comercial,
 Industrial Y Financiera                               Argentina          100%
FMC BioPolymer A/S                                     Norway             100%
FMC Corporation (UK), Ltd.                             England            100%
FMC de Mexico, S.A. de C.V.                            Mexico             100%
FMC Defense Holding, L.L.C.                            Wyoming            100%
FMC do Brasil Industria e Comercio Ltda.               Brazil             100%
FMC Europe N.V.                                        Belgium            100%
FMC Europe, S.A.                                       France             100%
FMC Food Machinery and Chemical Holding Company B.V.   The Netherlands    100%
FMC Italia, S.p.A.                                     Italy              100%
FMC Foret, S.A.                                        Spain              100%
FMC Funding Corporation                                Delaware           100%
FMC Holding Norway A/S                                 Norway             100%
FMC Industrial Chemicals (Netherlands), B.V.           Holland            100%
FMC Ingredientes Alimenticios                          Mexico             100%
FMC International Sales Corporation                    Barbados           100%
FMC International, AG                                  Switzerland        100%
FMC of Canada, Limited                                 Ontario            100%
FMC Offshore Canada Company                            Canada             100%
FMC Petroleum Equipment (Malaysia) Sdn. Bhd.           Malaysia           100%
FMC Productos y Servicios S.A. de C.V.                 Mexico             100%
FMC Southeast Asia Pte., Ltd.                          Singapore          100%
FMC Wellhead de Venezuela, S.A.                        Venezuela          100%
FMC WFC I, Inc.                                        Wyoming            100%
FMC Wyoming Corporation                                Delaware           87.5%
Food Machinery Coordination Center S.C.R.L./C.V.B.A.   Belgium            100%
Forel, S.L.                                            Spain               60%
Forsean, S.A.                                          Spain               70%
Frigoscandia Equipment AB                              Sweden             100%
Frigoscandia Equipment Holding AB                      Sweden             100%
Frigoscandia Equipment Inc.                            Delaware           100%
Frigoscandia Freezer AB                                Sweden             100%
Frigoscandia Inc.                                      Maryland           100%
Intermountain Research and Development Corporation     Wyoming            100%
Intertrade Corporation                                 Delaware           100%
Kongsberg Offshore, A/S                                Norway             100%
Minera Del Altiplano, S.A.                             Argentina          100%
Moorco International Inc.                              Delaware           100%
P.T. Bina Guna Kimia Indonesia                         Indonesia           51%
Smith Meter G.m.b.H.                                   Germany            100%
Smith Meter Inc.                                       Delaware           100%
SOFEC, Inc.                                            Texas              100%
Tg Soda Ash, Inc.                                      Delaware           87.5%
Wyoming Caustic Soda, Inc.                             Delaware           100%
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(1) The names of various active and inactive subsidiaries have been omitted.
Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(2) Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.